                                                                    Exhibit 99.1

                      NCO GROUP, INC.
             Consolidating Statement of Income
                        (Unaudited)
                  (Amounts in thousands)

                                                                    For the Three Months Ended September 30, 2002
                                                     -------------------------------------------------------------------------------
                                                                                                Intercompany
                                                       NCO Group          NCO Portfolio         Eliminations          Consolidated
                                                     --------------    ------------------    ------------------    -----------------
Revenue                                                  $ 163,136          $ 16,338              $ (8,932)           $ 170,542

Operating costs and expenses:
      Payroll and related expenses                          81,541               328                     -               81,869
      Selling, general and administrative expenses          62,098            10,045                (8,932)              63,211
      Depreciation and amortization expense                  6,953                78                     -                7,031
                                                         ---------          --------              --------            ---------
                                                           150,592            10,451                (8,932)             152,111
                                                         ---------          --------              --------            ---------
                                                            12,544             5,887                     -               18,431
Other income (expense):
      Interest and investment income                           662               135                  (107)                 690
      Interest expense                                      (3,260)           (2,143)                  107               (5,296)
                                                         ---------          --------              --------            ---------
                                                            (2,598)           (2,008)                    -               (4,606)
                                                         ---------          --------              --------            ---------
Income before income tax expense                             9,946             3,879                     -               13,825

Income tax expense                                           3,782             1,455                     -                5,237
                                                         ---------          --------              --------            ---------

Income from operations before minority interest              6,164             2,424                     -                8,588

Minority interest (1)                                            -                 -                  (887)                (887)
                                                         ---------          --------              --------            ---------
Net income                                               $   6,164          $  2,424              $   (887)           $   7,701
                                                         =========          ========              ========            =========

(1) NCO Group owns 63% percent of the outstanding common stock of NCO Portfolio Management, Inc.

                                 NCO GROUP, INC.
                        Consolidating Statement of Income
                                   (Unaudited)
                             (Amounts in thousands)

                                                                    For the Nine Months Ended September 30, 2002
                                                     -------------------------------------------------------------------------------
                                                                                                Intercompany
                                                        NCO Group         NCO Portfolio         Eliminations        Consolidated
                                                     --------------    ------------------    ------------------    ---------------
Revenue                                                  $ 505,707          $ 46,716              $(25,296)           $ 527,127

Operating costs and expenses:
      Payroll and related expenses                         250,038             1,431                     -              251,469
      Selling, general and administrative expenses         181,944            28,979               (25,296)             185,627
      Depreciation and amortization expense                 19,550               228                     -               19,778
                                                         ---------          --------              --------            ---------
                                                           451,532            30,638               (25,296)             456,874
                                                         ---------          --------              --------            ---------
                                                            54,175            16,078                     -               70,253

Other income (expense):
      Interest and investment income                         1,916               569                  (341)               2,144
      Interest expense                                      (9,824)           (5,762)                  341              (15,245)
                                                              (290)                -                                       (290)
                                                         ---------          --------              --------            ---------
                                                            (8,198)           (5,193)                    -              (13,391)
                                                         ---------          --------              --------            ---------
Income before income tax expense                            45,977            10,885                     -               56,862

Income tax expense                                          17,473             4,083                     -               21,556
                                                         ---------          --------              --------            ---------

Income from operations before minority interest             28,504             6,802                     -               35,306

Minority interest (1)                                            -                 -                (2,492)              (2,492)
                                                         ---------          --------              --------            ---------

Net income                                               $  28,504          $  6,802              $ (2,492)           $  32,814
                                                         =========          ========              ========            =========

(1) NCO Group owns 63% percent of the outstanding common stock of NCO Portfolio Management, Inc.